Exhibit 10.1

AMENDED AND RESTATED ADVISORY AGREEMENT

BY AND AMONG

BROOKFIELD REAL ESTATE INCOME TRUST INC.,

BROOKFIELD REIT OPERATING PARTNERSHIP, L.P.

AND

BROOKFIELD REIT ADVISER LLC

TABLE OF CONTENTS

1.	DEFINITIONS	1

2.	APPOINTMENT	6

3.	DUTIES OF THE ADVISER	6

4.	AUTHORITY OF ADVISER	9

5.	BANK ACCOUNTS; CUSTODY ACCOUNTS	10

6.	RECORDS; ACCESS	10

7.	LIMITATIONS ON ACTIVITIES	10

8.	OTHER ACTIVITIES OF THE ADVISER	10

9.	DIRECTORS AND OFFICERS	11

10.	MANAGEMENT AND PERFORMANCE FEES	11

11.	EXPENSES	13

12.	OTHER SERVICES	17

13.	LIMITATION ON TOTAL OPERATING EXPENSES	17

14.	NO JOINT VENTURE	17

15.	TERM OF AGREEMENT	17

16.	TERMINATION BY THE PARTIES	17

17.	ASSIGNMENT TO AN AFFILIATE	17

18.	PAYMENTS TO AND DUTIES OF ADVISER UPON TERMINATION	17

19.	INDEMNIFICATION BY THE COMPANY AND THE OPERATING PARTNERSHIP	18

20.	INDEMNIFICATION BY THE ADVISER	18

21.	NON-SOLICITATION	18

22.	MISCELLANEOUS	18

23.	INVESTMENT BY ADVISER OR ITS AFFILIATES	20

AMENDED AND RESTATED ADVISORY AGREEMENT

THIS AMENDED AND RESTATED ADVISORY AGREEMENT (this “Agreement”), dated as of March 21, 2022 is by and among Brookfield Real Estate Income Trust Inc. (formerly Oaktree Real Estate Income Trust, Inc.), a Maryland corporation (the “Company”), Brookfield REIT Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), and Brookfield REIT Adviser LLC, a Delaware limited liability company (the “Adviser”). This Agreement shall become effective as of the date hereof (the “Effective Date”). Capitalized terms used herein shall have the meanings ascribed to them in Section 1 below.

RECITALS

WHEREAS, the Company, the Adviser and the Operating Partnership entered into that certain Advisory Agreement dated as of November 2, 2021 (the “Former Advisory Agreement”);

WHEREAS, the Company, the Adviser and the Operating Partnership now desire to amend and restate the Former Advisory Agreement pursuant to the terms hereof.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms have the definitions hereinafter indicated:

“Acquisition Expenses” shall have the meaning set forth in the Charter.

“Adviser” shall have the meaning set forth in the preamble of this Agreement.

“Adviser Expenses” shall have the meaning set forth in Section 11(b).

“Adviser Investment” shall have the meaning set forth in Section 23.

“Advisers Act” shall mean the Investment Advisers Act of 1940, as amended.

“Affiliate” shall have the meaning set forth in the Charter and the term “Affiliated” shall have a correlative meaning.

“Agreement” shall have the meaning set forth in the preamble of this Agreement.

“Average Invested Assets” shall have the meaning set forth in the Charter.

“Board” shall mean the board of directors of the Company, as of any particular time.

“Brookfield” means, collectively, Brookfield Asset Management Inc., an Ontario, Canada corporation, and any Affiliate thereof.

“Business Day” shall have the meaning set forth in the Charter.

“Bylaws” shall mean the bylaws of the Company, as amended from time to time.

“Cause” shall mean, with respect to the termination of this Agreement, fraud, criminal conduct, willful misconduct or willful or grossly negligent breach of fiduciary duty by the Adviser in connection with performing its duties hereunder.

“CFTC” shall have the meaning set forth in Section 11(c)(vii).

“Change of Control” shall mean any event (including, without limitation, issue, transfer or other disposition of shares of capital stock of the Company or equity interests in the Operating Partnership, merger, share exchange or consolidation) after which any “person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company or the Operating Partnership representing greater than 50% or more of the combined voting power of Company’s or Operating Partnership’s then-outstanding securities; provided, that, a Change of Control shall not be deemed to occur as a result of any widely distributed public offering of the Shares.

“Charter” shall mean the Articles of Incorporation of the Company filed with the Maryland State Department of Assessments and Taxation in accordance with the Maryland General Corporation Law, as amended and supplemented from time to time.

“Class C Common Shares” shall have the meaning set forth in the Charter.

“Class C NAV Per Share” shall have the meaning set forth in the Charter.

“Class D Common Shares” shall have the meaning set forth in the Charter.

“Class D NAV Per Share” shall have the meaning set forth in the Charter.

“Class E Common Shares” shall have the meaning set forth in the Charter.

“Class E NAV Per Share” shall have the meaning set forth in the Charter.

“Class I Common Shares” shall have the meaning set forth in the Charter.

“Class I NAV Per Share” shall have the meaning set forth in the Charter.

“Class S Common Shares” shall have the meaning set forth in the Charter.

“Class S NAV Per Share” shall have the meaning set forth in the Charter.

“Class T Common Shares” shall have the meaning set forth in the Charter.

“Class T NAV Per Share” shall have the meaning set forth in the Charter.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning set forth in the preamble of this Agreement.

“Company Excess Profits” shall have the meaning set forth in Section 10(b).

“Company Management Fee” shall have the meaning set forth in Section 10(a).

“Company Performance Fee” shall have the meaning set forth in Section 10(b).

“Director” shall mean a member of the Board.

“Distributions” shall have the meaning set forth in the Charter.

“Effective Date” shall have the meaning set forth in the preamble of this Agreement.

“Excess Amount” shall have the meaning set forth in Section 13.

“Exchange Act” shall have the meaning set forth in the Charter.

“Expense Year” shall have the meaning set forth in Section 13.

“Former Adviser” shall have the meaning set forth in the preamble of this Agreement.

“Former Advisory Agreement” shall have the meaning set forth in the preamble of this Agreement.

“GAAP” shall mean generally accepted accounting principles as in effect in the United States of America from time to time.

“Gross Proceeds” shall mean the aggregate purchase price of all Shares sold for the account of the Company through a public Offering, without deduction for Selling Commissions. The purchase price of any Share shall be deemed to be the full, non-discounted offering price at the time of purchase of each such Share.

“Hurdle Amount” for any period during a calendar year means that amount that results in a 5% annualized internal rate of return on the NAV of the Performance Shares outstanding at the beginning of the then-current calendar year and all Performance Shares issued since the beginning of the then-current calendar year, taking into account the timing and amount of all Distributions accrued or paid (without duplication) on all such Performance Shares and all issuances of Performance Shares over the period and calculated in accordance with recognized industry practices. The ending NAV of the Performance Shares used in calculating the internal rate of return will be calculated before giving effect to any allocation or accrual to the Performance Fee and any applicable Stockholder Servicing Fee expenses, provided that the calculation of the Hurdle Amount for any period will exclude any Performance Shares repurchased during such period, which Performance Shares will be subject to the Performance Fee upon such repurchase as described in Section 10(b).

“Independent Appraiser” shall have the meaning set forth in the Charter.

“Independent Director” shall have the meaning set forth in the Charter.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.

“Investment Guidelines” shall mean the investment guidelines and borrowing policies adopted by the Board, as amended from time to time, pursuant to which the Adviser has discretion to acquire and dispose of Investments for the Company without the prior approval of the Board.

“Investments” shall mean any investments by the Company or the Operating Partnership, directly or indirectly, in Real Property, Real Estate-Related Assets or other assets (including derivatives).

“Joint Ventures” shall have the meaning set forth in the Charter.

“Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided that the Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Performance Shares repurchased during such year, which Performance Shares will be subject to the Performance Fee upon such repurchase as described in Section 10(b).

“Management Fee” shall have the meaning set forth in Section 10(a).

“Mortgages” shall have the meaning set forth in the Charter.

“NASAA REIT Guidelines” shall have the meaning set forth in the Charter.

“NAV” shall mean the Company’s net asset value, calculated pursuant to the Valuation Guidelines.

“Net Income” shall have the meaning set forth in the Charter.

“Offering” shall have the meaning set forth in the Charter.

“OP Excess Profits” shall have the meaning set forth in Section 10(b).

“OP Hurdle Amount” for any period during a calendar year means that amount that results in a 5% annualized internal rate of return on the OP NAV of the Performance Units outstanding at the beginning of the then-current calendar year and all Performance Units issued since the beginning of the then-current calendar year, taking into account the timing and amount of all Distributions accrued or paid (without duplication) on all such Performance Units and all issuances of Performance Units over the period and calculated in accordance with recognized industry practices. The ending OP NAV of the Performance Units used in calculating the internal rate of return will be calculated before giving effect to any allocation or accrual to the OP Performance Fee, provided that the calculation of the OP Hurdle Amount for any period will exclude any Performance Units repurchased during such period, which Performance Units will be subject to the OP Performance Fee upon such repurchase as described in Section 10(b).

“OP Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual OP Total Return and decrease by any positive annual OP Total Return, provided that the OP Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the OP Loss Carryforward Amount will exclude the OP Total Return related to any Performance Units repurchased during such year, which Performance Units will be subject to the OP Performance Fee upon such repurchase as described in Section 10(b).

“OP Management Fee” shall have the meaning set forth in Section 10(a).

“OP NAV” shall mean the Operating Partnership’s net asset value, calculated pursuant to the Valuation Guidelines.

“OP Performance Fee” shall have the meaning set forth in Section 10(b).

“OP Total Return” for any period since the end of the prior calendar year shall equal the sum of: (i) all Distributions accrued or paid (without duplication) on the Performance Units outstanding at the end of such period since the beginning of the then-current calendar year plus (ii) the change in aggregate OP NAV of such Performance Units since the beginning of such year, before giving effect to (x) changes resulting solely from the proceeds of issuances of Performance Units, and (y) any allocation or accrual to the OP Performance Fee. For the avoidance of doubt, the calculation of OP Total Return will (i) include any appreciation or depreciation in the OP NAV of Performance Units issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such Performance Units.

“Operating Partnership” shall have the meaning set forth in the preamble of this Agreement.

“Operating Partnership Agreement” shall mean the Limited Partnership Agreement of the Operating Partnership, as amended from time to time.

“Organization and Offering Expenses” shall have the meaning set forth in the Charter.

“Other Brookfield Accounts” shall mean the other funds and accounts, including proprietary accounts, that Brookfield and its Affiliates currently manage and may in the future manage.

“Performance Fee” shall have the meaning set forth in Section 10(b).

“Performance Shares” means Class C Common Shares, Class D Common Shares, Class I Common Shares, Class S Common Shares and Class T Common Shares. Class E Common Shares shall not be considered Performance Shares.

“Performance Units” means Class C, Class D, Class I, Class S and Class T units of the Operating Partnership held by unitholders other than the Company. Class E units of the Operating Partnership shall not be considered Performance Units.

“Person” shall mean an individual, corporation, business trust, estate, trust, partnership, joint venture, limited liability company or other legal entity.

“Prospectus” shall have the meaning set forth in the Charter.

“Real Estate-Related Assets” shall mean any investments (other than investments in Real Property), directly or indirectly, by the Company and the Operating Partnership in interests related to real property of whatever nature, including, but not limited to (i) real estate-related debt, including agency securities, collateralized mortgage backed securities, residential mortgage backed securities, mezzanine loans, commercial first mortgages, residential mortgages, and subordinated secured debt, and (ii) equity securities or interests in corporations (to the extent consistent with the requirements to be a REIT), limited liability companies, partnerships and other joint ventures having an equity interest in real property, REITs, ground leases, tenant-in-common interests, participating mortgages, convertible mortgages or other debt instruments convertible into equity interests in real property by the terms thereof, options to purchase real estate, real property purchase-and-leaseback transactions and other transactions and investments with respect to real estate.

“Real Estate-Related Securities” shall have the meaning set forth in the Charter.

“Real Property” shall mean real property owned from time to time by the Operating Partnership or a Subsidiary thereof, either directly or through Joint Ventures, which consists of (i) land only, (ii) land, including the buildings located thereon, (iii) buildings only or (iv) such investments the REIT and the Adviser mutually designate as Real Property to the extent such investments could be classified as Real Property.

“Registration Statement” shall mean a registration statement on Form S-11, as may be amended from time to time, of the Company filed with the SEC related to the registration of the Shares for a public Offering.

“REIT” shall have the meaning set forth in the Charter.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall have the meaning set forth in the Charter.

“Selling Commissions” shall have the meaning set forth in the Charter.

“Shares” shall have the meaning set forth in the Charter.

“Stockholder Servicing Fee” shall have the meaning set forth in the Charter.

“Stockholders” shall have the meaning set forth in the Charter.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Termination Date” shall mean the date of termination of this Agreement or expiration of this Agreement in the event this Agreement is not renewed for an additional term.

“Total Operating Expenses” shall have the meaning set forth in the Charter.

“Total Return” for any period since the end of the prior calendar year shall equal the sum of: (i) all Distributions accrued or paid (without duplication) on the Performance Shares outstanding at the end of such period since the beginning of the then-current calendar year plus (ii) the change in aggregate NAV of such Performance Shares since the beginning of such year, before giving effect to (x) changes resulting solely from the proceeds of issuances of Performance Shares, (y) any allocation or accrual to the Performance Fee and (z) any applicable Stockholder Servicing Fee expenses (including any payments made to the Company for payment of such expenses). For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the NAV of Performance Shares issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such Performance Shares.

“Transaction Price” shall have the meaning set forth in the Prospectus.

“2%/25% Guidelines” shall have the meaning set forth in Section 13.

“Valuation Guidelines” shall mean the valuation guidelines of the Company as have been adopted by the Board, as amended from time to time.

2. APPOINTMENT. The Company and the Operating Partnership hereby appoint the Adviser to serve as their investment adviser on the terms and conditions set forth in this Agreement, and the Adviser hereby accepts such appointment. By accepting such appointment, the Adviser acknowledges that it has a contractual and fiduciary responsibility to the Company and the Stockholders. Except as otherwise provided in this Agreement, the Adviser hereby agrees to use its commercially reasonable efforts to perform the duties set forth herein, provided that the Company reimburses the Adviser for costs and expenses in accordance with Section 13 hereof.

3. DUTIES OF THE ADVISER. Subject to the oversight of the Board and the terms and conditions of this Agreement and consistent with the provisions of the Company’s most recent Prospectus, the Investment Guidelines, the Charter, the Bylaws, and the Operating Partnership Agreement, the Adviser will have plenary authority with respect to the management of the business and affairs of the Company and the Operating Partnership and will be responsible for managing and conducting the operations of the Company and the Operating Partnership, including implementing the investment strategy and providing employees to act as officers of the Company. The Adviser will perform (or cause to be performed through one or more of its Affiliates or third parties) such services and activities relating to the selection of investments and rendering investment advice to the Company and the Operating Partnership as may be appropriate or otherwise mutually agreed from time to time, which may include, without limitation:

(a) serving as an advisor to the Company and the Operating Partnership with respect to the establishment and periodic review of the Investment Guidelines for the Company’s and the Operating Partnership’s investments, financing activities and operations;

(b) purchasing, selling, exchanging, converting, trading, financing, refinancing, mortgaging, encumbering, conveying, assigning, pledging, constructing, lending or otherwise effecting transactions for the Company’s portfolio with respect to investment opportunities and the Company’s Investments;

(c) investigating, analyzing, evaluating, structuring and negotiating, on the Company’s and the Operating Partnership’s behalf, potential acquisitions, purchases, sales, exchanges or other dispositions of Investments with sellers, purchasers, and other counterparties and, if applicable, their respective agents, advisors and representatives;

(d) providing the Company with portfolio management and other related services, including managing, operating, improving, developing, redeveloping, renovating and monitoring the Investments;

(e) negotiating, arranging and executing any borrowings or financings;

(f) evaluating and engaging in hedging activities on the Company’s and the Operating Partnership’s behalf, consistent with the Company’s qualification as a REIT;

(g) engaging and supervising, on the Company’s and the Operating Partnership’s behalf and at the Company’s and the Operating Partnership’s expense, independent contractors, advisors, consultants, attorneys, accountants, administrators, auditors, appraisers, independent valuation agents, escrow agents, transfer agents and other service providers (which may include Affiliates of the Adviser) that provide various services with respect to the Company and the Operating Partnership, including, without limitation, on-site managers, building and maintenance personnel, investment banking, securities brokerage, mortgage brokerage, credit analysis, risk management services, asset management services, loan servicing, other financial, legal or accounting services, due diligence services, underwriting review services, and all other services (including custody and transfer agent and registrar services) as may be required relating to the Company’s and the Operating Partnership’s activities or Investments (or potential Investments);

(h) coordinating and managing operations of any Joint Venture or co-investment interests held by the Company or the Operating Partnership and conducting matters with the Joint Venture or co-investment partners;

(i) communicating on the Company’s and the Operating Partnership’s behalf with the holders of any of the Company’s or the Operating Partnership’s equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

(j) advising the Company in connection with policy decisions to be made by the Board;

(k) advising the Company regarding the maintenance of the Company’s status as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and the regulations promulgated thereunder;

(l) advising the Company regarding the maintenance of the Company’s exemption from the Investment Company Act and monitoring compliance with the requirements for maintaining an exemption from such Act;

(m) engaging one or more sub-advisors with respect to the management of the Company and the Operating Partnership, including, where appropriate, Affiliates of the Adviser;

(n) advising the Company as to the Company’s and the Operating Partnership’s capital structure and capital raising activities;

(o) determining valuations for the Company’s Real Property and Real Estate-Related Assets and calculating or overseeing the calculation, as of the last Business Day of each month (or such other date or dates approved by the Board), of the Class C NAV Per Share, Class T NAV Per Share, Class S NAV Per Share, Class D NAV Per Share, Class I NAV Per Share and Class E NAV Per Share in accordance with the Valuation Guidelines, and in connection therewith, obtaining appraisals performed by an Independent Appraiser and other independent third-party appraisal firms concerning the value of the Real Properties and obtaining market quotations or conduct fair valuation determinations concerning the value of Real Estate-Related Assets;

(p) providing input in connection with the appraisals performed by the Independent Appraisers;

(q) monitoring the Company’s Real Property and Real Estate-Related Assets for events that may be expected to have a material impact on the most recent estimated values;

(r) monitoring each Independent Appraiser’s valuation process to ensure that it complies with the Valuation Guidelines;

(s) maintaining on behalf of the Company copies of appraisals obtained in connection with the investments in any Real Property;

(t) providing the Company with all necessary cash management services (including with respect to short-term investments);

(u) placing, or arranging for the placement of, orders of Real Estate-Related Assets pursuant to the Adviser’s investment determinations for the Company and the Operating Partnership either directly with the issuer or with a broker or dealer (including any Affiliated broker or dealer);

(v) performing such other services from time to time in connection with the management of the Company’s investment activities as the Board shall reasonably request or the Adviser shall deem appropriate under the particular circumstances;

(w) performing (or overseeing, or arranging for, the performance of) the administrative services necessary for the operation of the Company;

(x) providing the Company with clerical, bookkeeping and record-keeping services;

(y) causing the Company to qualify to do business in all applicable jurisdictions and obtaining and maintaining all appropriate licenses;

(z) assisting the Company in publishing the Company’s NAV;

(aa) assisting in the administration of the Company’s distribution reinvestment plan, Share transfers, Share repurchases and all exception requests;

(bb) assisting the Company in maintaining (i) registration of the Shares under federal and state securities laws with respect to any public Offering and complying with all with all federal, state and local regulatory requirements applicable to the Company with respect to such Offering and the Company’s business activities (including the Sarbanes-Oxley Act of 2002, as amended), including, with respect to any public Offering, preparing or causing to be prepared all supplements to the Prospectus, post-effective amendments to the Registration Statement and financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Securities Act and the Exchange Act, (ii) applicable exemptions from registration under federal and state securities laws with respect to any private Offering of Shares and (iii) compliance with applicable securities regulations associated with any private Offering of Shares outside of the United States;

(cc) assisting in permissible public relations activities relating to the Company, including but not limited to (i) development and administration of press releases, (ii) media relations, (iii) media coverage and by-lined articles and (iv) subject to regulatory approvals, if required, the development and maintenance of a Company website to provide access for investors to general information relating to the Company, such as NAV, filings with the SEC and sales material related to an Offering;

(dd) preparing reports to the Stockholders and reports and other materials filed with the SEC and overseeing the printing and dissemination of reports to the Stockholders;

(ee) overseeing the preparation and filing of the Company’s tax returns, including soliciting Stockholders for required information to the extent provided by the REIT provisions of the Code;

(ff) maintaining the financial and other records that the Company is required to maintain;

(gg) handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which the Company may be involved or to which the Company may be subject, arising out of the Company’s day-to-day operations, subject to such limitations or parameters as may be imposed from time to time by the Board;

(hh) overseeing the payment of the Company’s expenses; and

(ii) reporting to the Board about the Adviser’s performance of its obligations hereunder and furnishing advice and recommendations with respect to such other aspects of the business and affairs of the Company as the Adviser shall determine to be desirable.

4. AUTHORITY OF ADVISER.

(a) Pursuant to the terms of this Agreement (including the restrictions included in this Section 4 and in Section 7), and subject to the continuing and exclusive authority of the Board over the management of the Company, the Board (by virtue of its approval of this Agreement and authorization of the execution hereof by the officers of the Company) hereby delegates to the Adviser the authority to take, or cause to be taken, any and all actions and to execute and deliver any and all agreements, certificates, assignments, instruments or other documents and to do any and all things that, in the judgment of the Adviser, may be necessary or advisable in connection with the Adviser’s duties described in Section 3, including the making of any Investment or the entry into any financing that is consistent with the Investment Guidelines, policies and limitations and within the discretionary limits and authority as granted to the Adviser from time to time by the Board.

(b) Notwithstanding the foregoing, any Investment or financing that does not fit within the Investment Guidelines will require the prior approval of the Board or any duly authorized committee of the Board, as the case may be. If a transaction requires Board approval, the Adviser will deliver to the Directors all documents and other information required by them to properly evaluate the proposed transaction. Except as otherwise set forth herein, in the Investment Guidelines or in the Charter, any Investment or financing that is consistent with the Investment Guidelines may be made by the Adviser on the Company’s or the Operating Partnership’s behalf without the prior approval of the Board or any duly authorized committee of the Board.

(c) The prior approval of a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction will be required for each transaction to which the Adviser or its Affiliate is a party.

(d) The Board will review the Investment Guidelines with sufficient frequency and at least annually and may, at any time upon the giving of notice to the Adviser, amend the Investment Guidelines; provided, however, that such modification or revocation shall be effective upon receipt by the Adviser or such later date as is specified by the Board and included in the notice provided to the Adviser and such modification or revocation shall not be applicable to investment transactions to which the Adviser has committed the Company or the Operating Partnership prior to the date of receipt by the Adviser of such notification, or if later, the effective date of such modification or revocation specified by the Board.

(e) The Adviser may obtain, for and on behalf, and at the sole cost and expense, of the Company, such services as the Adviser deems necessary or advisable in connection with the management and operations of the Company, which may include Affiliates of the Adviser; provided, that any such services may only be provided by Affiliates to the extent such services are approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions as being fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from non-Affiliated third parties.

(f) The Adviser is not permitted to consummate on the Company’s or any Subsidiary’s behalf any transaction that involves the sale of any Investment to or the acquisition of any investment from Brookfield, any Other Brookfield Account or any of their Affiliates unless such transaction is approved by a majority of the Directors, including a majority of the Independent Directors, not otherwise interested in such transaction as being fair and reasonable to the Company. In addition, for any such acquisition by the Company or any Subsidiary, the Company’s or such Subsidiary’s purchase price will be limited to the cost of the property to the Affiliate, including acquisition-related expenses, or if substantial justification exists, the current appraised value of the property as determined by an Independent Appraiser. In addition, the Company and its Subsidiaries may enter into Joint Ventures with Other Brookfield Accounts, or with Brookfield, the Adviser, one or more Directors, or any of their respective Affiliates, only if a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction approve the transaction as being fair and reasonable to the Company and on substantially the same, or no less favorable, terms and conditions as those received by other Affiliate joint venture partners.

(g) In performing its duties under Section 3, the Adviser shall be entitled to rely reasonably on qualified experts and professionals (including, without limitation, accountants, legal counsel and other professional service providers) hired by the Adviser at the Company’s sole cost and expense.

5. BANK ACCOUNTS; CUSTODY ACCOUNTS.

(a) The Adviser may establish and maintain one or more bank accounts in the name of the Company, the Operating Partnership and any Subsidiary thereof and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company or the Operating Partnership, consistent with the Adviser’s authority under this Agreement, provided that no funds shall be commingled with the funds of the Adviser.

(b) The Adviser may establish and maintain one or more custody accounts in the name of the Company, the Operating Partnership and any Subsidiary thereof and may deposit and hold assets into any such account or accounts, consistent with the Adviser’s authority under this Agreement, provided that no assets shall be commingled with the assets of the Adviser.

6. RECORDS; ACCESS.

(a) The Adviser shall maintain and keep all books, accounts and other records of the Company that relate to activities performed by the Adviser hereunder and make such records available for inspection by the Board and by counsel, auditors and authorized agents of the Company, at any time or from time to time during normal business hours.

(b) The Adviser shall at all reasonable times have access to the books and records of the Company and the Operating Partnership.

7. LIMITATIONS ON ACTIVITIES. The Adviser shall refrain from any action that, in its sole judgment made in good faith, (i) is not in compliance with the Investment Guidelines, (ii) would adversely and materially affect the qualification of the Company as a REIT under the Code or the status of either the Company or the Operating Partnership as an entity excluded from investment company status under the Investment Company Act, or (iii) would materially violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company and the Operating Partnership or of any exchange on which the securities of the Company may be listed or that would otherwise not be permitted by the Charter, the Bylaws or the Operating Partnership Agreement. If the Adviser is ordered to take any action by the Board, the Adviser shall seek to notify the Board if it is the Adviser’s reasonable judgment that such action would adversely and materially affect such status or violate any such law, rule or regulation or the Charter, the Bylaws, or the Operating Partnership Agreement. Notwithstanding the foregoing, neither the Adviser nor any of its Affiliates shall be liable to the Company, the Operating Partnership, the Board or the Stockholders for any act or omission by the Adviser or any of its Affiliates, except as provided in Section 20 of this Agreement.

8. OTHER ACTIVITIES OF THE ADVISER.

(a) Nothing in this Agreement shall (i) prevent the Adviser or any of its Affiliates, officers, directors or employees from engaging in or earning fees from other businesses or from rendering services of any kind to any other Person (including other REITs), whether or not the investment objectives or policies of any such other Person are similar to those of the Company, including, without limitation, the sponsoring, closing or managing of Other Brookfield Accounts, (ii) in any way bind or restrict the Adviser or any of its Affiliates, officers, directors or employees from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom the Adviser or any of its Affiliates, officers, directors or employees may be acting, or (iii) prevent the Adviser or any of its Affiliates, officers, directors or employees from receiving fees or other compensation or profits from such activities described in this Section 8(a), which shall be for the sole benefit of the Adviser (or its Affiliates, officers, directors or employees). While information and advice supplied to the Company shall, in the Adviser’s reasonable and good faith judgment, be appropriate under the circumstances and in light of the investment objectives and policies of the Company, such information and advice may differ in certain material respects from the information and advice supplied by the Adviser or any Affiliate of the Adviser to others.

(b) The Adviser shall, and shall cause its Affiliates and their respective employees, officers and agents to, devote to the Company such time as shall be reasonably necessary to conduct the business and affairs of the Company in an appropriate manner consistent with the terms of this Agreement. The Company acknowledges that the Adviser and its Affiliates and their respective employees, officers and agents may also engage in activities unrelated to the Company and may provide services to Persons other than the Company and the Operating Partnership.

(c) The Company and the Operating Partnership acknowledge that the Adviser may face various conflicts of interest, including but not limited to those conflicts disclosed in the Prospectus from time-to-time.

(d) The Adviser shall use its commercially reasonable efforts to conduct the allocation of investment opportunities among the Company and Other Brookfield Accounts in a manner that is consistent with the allocation policy described in the Prospectus, but neither the Adviser nor any Affiliate of the Adviser shall be obligated generally to present any particular investment opportunity to the Company even if the opportunity is of a character that, if presented to the Company, could be taken by the Company. The Company acknowledges that the Adviser and its Affiliates have no obligation to allocate specific investment opportunities to the Company except to the extent described in the Prospectus.

(e) For the avoidance of doubt, it is understood that neither the Company nor the Board has the authority to determine the salary, bonus or any other compensation paid by the Adviser to any director, officer, member, partner, employee, or stockholder of the Adviser or its Affiliates, including any person who is also a Director or officer of the Company.

9. DIRECTORS AND OFFICERS. Subject to Section 7 of this Agreement and to restrictions advisable with respect to the qualification of the Company as a REIT, directors, managers, officers and employees of the Adviser or an Affiliate of the Adviser or any corporate parent of an Affiliate, may serve as a Director or officer of the Company, except that no director, manager, officer or employee of the Adviser or its Affiliates who also is a Director or officer of the Company shall receive any compensation from the Company for serving as a Director or officer other than (a) reasonable reimbursement for travel and related expenses incurred in attending meetings of the Board or (b) as otherwise approved by the Board, including a majority of the Independent Directors, and no such Director shall be deemed an Independent Director for purposes of satisfying the Director independence requirements set forth in the Charter. For so long as this Agreement is in effect, the Adviser shall have the right to nominate, subject to the ultimate approval of such nomination by the Board, up to four Director nominees who are Affiliated with the Adviser to the slate of Directors to be voted on by the Stockholders at the Company’s annual meeting of Stockholders; provided, however, that such number of Director nominees shall be reduced as necessary by a number that will result in a majority of the Directors being Independent Directors. Furthermore, the Board shall consult with the Adviser in connection with (i) its selection of each Independent Director for nomination to the slate of Directors to be voted on at the annual meeting of Stockholders, and (ii) filling any vacancies created by the removal, resignation, retirement or death of any Director.

10. MANAGEMENT AND PERFORMANCE FEES.(a)

(a) The Company will pay or cause its Subsidiaries to pay the Adviser a management fee (the “Company Management Fee”) equal to 1.25% of NAV for the Class C Common Shares, Class D Common Shares, Class I Common Shares, Class S Common Shares and Class T Common Shares per annum payable monthly, before giving effect to any accruals for the Management Fee, the Performance Fee, the Stockholder Servicing Fee or any Distributions. The Operating Partnership will pay or cause its Subsidiaries to pay the Adviser a management fee (the “OP Management Fee” and, together with the Company Management Fee, the “Management Fee”) equal to 1.25% of the net asset value of the Operating Partnership attributable to Operating Partnership units held by unitholders other than the Company. Notwithstanding the foregoing, no Management Fee shall be paid on Class E Common Shares or Class E units of the Operating Partnership. The Adviser shall receive the Management Fees as compensation for services rendered hereunder.

(b) (i) The Company will pay or cause its Subsidiaries to pay the Adviser a performance fee (the “Company Performance Fee”) promptly following the end of each calendar year (which shall accrue on a monthly basis) in an amount equal to:

(1) First, if the Total Return for the applicable period exceeds the sum of (A) the Hurdle Amount for that period and (B) the Loss Carryforward Amount (any such excess, “Company Excess Profits”), 100% of such Excess Profits until the total amount allocated to the Adviser equals 12.5% of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the Adviser pursuant to this clause; and

(2) Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.

Any amount by which Total Return falls below the Hurdle Amount and that does not constitute Loss Carryforward Amount will not be carried forward to subsequent periods.

For the avoidance of doubt, for the fiscal year ending December 31, 2022, the Company Performance Fee shall accrue beginning on January 1, 2022.

With respect to all Performance Shares that are repurchased at the end of any month in connection with repurchases of Shares pursuant to the Company’s share repurchase plan, the Adviser shall be entitled to such Company Performance Fee in an amount calculated as described above calculated in respect of the portion of the year for which such Performance Shares were outstanding, and proceeds for any such Performance Shares repurchase will be reduced by the amount of any such Company Performance Fee.

The measurement of the change in NAV per Performance Share for the purpose of calculating the Total Return is subject to adjustment by the Board to account for any dividend, split, recapitalization or any other similar change in the Company’s capital structure or any Distributions that the Board deems to be a return of capital if such changes are not already reflected in the Company’s net assets.

The Adviser will not be obligated to return any portion of the Company Performance Fee paid due to the subsequent performance of the Company.

(ii) A performance fee (the “OP Performance Fee” and, together with the Company Performance Fee, the “Performance Fee”) promptly following the end of each calendar year (which shall accrue on a monthly basis) in an amount equal to:

(1) First, if the OP Total Return for the applicable period exceeds the sum of (A) the OP Hurdle Amount for that period and (B) the OP Loss Carryforward Amount (any such excess, “OP Excess Profits”), 100% of such OP Excess Profits until the total amount allocated to the Adviser equals 12.5% of the sum of (x) the OP Hurdle Amount for that period and (y) any amount allocated to the Adviser pursuant to this clause; and

(2) Second, to the extent there are remaining OP Excess Profits, 12.5% of such remaining OP Excess Profits.

Any amount by which OP Total Return falls below the OP Hurdle Amount and that does not constitute OP Loss Carryforward Amount will not be carried forward to subsequent periods.

For the avoidance of doubt, for the fiscal year ending December 31, 2022, the OP Performance Fee shall accrue beginning on January 1, 2022.

With respect to all Performance Units that are repurchased at the end of any month in connection with repurchases of Shares pursuant to the Company’s share repurchase plan or pursuant to Section 8.5 of the Operating Partnership Agreement, the Adviser shall be entitled to such OP Performance Fee in an amount calculated as described above calculated in respect of the portion of the year for which such Performance Units were outstanding, and proceeds for any such Performance Units repurchase will be reduced by the amount of any such OP Performance Fee.

The measurement of the change in OP NAV per Performance Unit for the purpose of calculating the OP Total Return is subject to adjustment by the Board to account for any dividend, split, recapitalization or any other similar change in the Operating Partnership’s capital structure or any Distributions that the Board deems to be a return of capital if such changes are not already reflected in the Operating Partnership’s net assets.

The Adviser will not be obligated to return any portion of the OP Performance Fee paid due to the subsequent performance of the Operating Partnership.

(c) The Company Management Fee and the Company Performance Fee may be paid, at the Adviser’s election, in cash or in a number of Class I Common Shares or Class E Common Shares with an equal aggregate value, with each share valued at its Transaction Price as of the last day of the period for which such Company Management Fee or Company Performance Fee, as applicable, was earned, or in any combination of cash and shares valued on the same basis. The OP Management Fee and the OP Performance Fee may be paid, at the Adviser’s election, in cash or in a number of Class I or Class E units of the Operating Partnership with an equal aggregate value, with each unit valued at its net asset value per unit as of the last day of the period for which such OP Management Fee or OP Performance Fee was earned, or in any combination of cash and units valued on the same basis. If the Adviser elects to receive any portion of the Company Management Fee or Company Performance Fee in Class I Common Shares or Class E Common Shares, the Adviser may elect at a later date to have the Company repurchase from the Adviser such Class I Common Shares or Class E Common Shares at a per share price equal to the then-current Transaction Price for a Class I Common Share or Class E Common Share, as the case may be. Class I Common Shares and or Class E Common Shares obtained by the Adviser will not be subject to the repurchase limits of the Company’s share repurchase plan or any reduction or penalty for an early repurchase. If the Adviser elects to receive any portion of the OP Management Fee or OP Performance Fee in Class I or Class E units of the Operating Partnership, the Adviser may elect at a later date to have the Operating Partnership repurchase such units for cash unless the Board determines that any such repurchase for cash would be prohibited by applicable law or the Charter, in which case such Operating Partnership units will be repurchased for the Company’s Class I Common Shares or Class E Common Shares, as they relate to the class of Operating Partnership units being repurchased, with an equivalent aggregate NAV.

(d) In the event this Agreement is terminated or its term expires without renewal, the Adviser will be entitled to receive its prorated Management Fee and Performance Fee through the date of termination. Such pro ration shall take into account the number of days of any partial calendar month or calendar year for which this Agreement was in effect. The pro rata Performance Fee will be determined in the same manner as described in Section 10(b) above but only for the portion of the year for which this Agreement was in effect.

(e) In the event the Company or the Operating Partnership commences a liquidation of its Investments during any calendar year, the Company will pay the Adviser the Management Fee and Performance Fee from the proceeds of the liquidation.

11. EXPENSES.

(a) As required by the NASAA REIT Guidelines, the cumulative Selling Commissions, Stockholder Servicing Fees and Organization and Offering Expenses paid by the Company in connection with a public Offering will not exceed 15.0% of Gross Proceeds from the sale of Shares in such public Offering.

(b) Subject to Sections 4(e) and 11(c), the Adviser shall be responsible for the expenses related to any and all personnel of the Adviser and its Affiliates who provide investment advisory services to the Company pursuant to this Agreement or who serve as Directors or executive officers of the Company as designated by the Board, including, without limitation, the costs, expenses, fees and liabilities incurred by the Adviser in providing for its normal operating overhead, salaries, bonus and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel (collectively, the “Adviser Expenses”).

(c) In addition to the compensation paid to the Adviser pursuant to Section 10 hereof, the Company shall pay all of its costs and expenses directly or reimburse the Adviser or its Affiliates for costs and expenses of the Adviser and its Affiliates incurred on behalf of the Company, the Operating Partnership or their Subsidiaries, other than Adviser Expenses, and subject to limitations set forth in the Charter and in Section 13 hereof. Without limiting the generality of the foregoing, it is specifically agreed that the following costs and expenses of the Company are not Adviser Expenses and shall be the responsibility of and paid by the Company and shall not be paid by the Adviser or Affiliates of the Adviser:

(i) Organization and Offering Expenses; provided that within 60 days after the end of the month in which a public Offering terminates, the Adviser shall reimburse the Company to the extent the Organization and Offering Expenses, Selling Commissions and Stockholder Servicing Fees borne by the Company exceed 15.0% of the Gross Proceeds raised in the completed public Offering;

(ii) Acquisition Expenses, subject to the limitations set forth in the Charter;

(iii) expenses in connection with the disposition of any assets, whether or not disposed, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses and title insurance premiums and the costs of cooperating with due diligence;

(iv) fees and expenses relating to consummated Investments and proposed but unconsummated Investments, including costs, expenses, fees and liabilities relating to sourcing, developing, evaluating, negotiating, structuring, acquiring, holding, administering, monitoring, financing, refinancing, managing, improving, operating, restructuring, disposing, trading, settling, hedging or enforcing rights in respect thereof, and monitoring the Company’s financial, regulatory and legal affairs (in each case, including reasonable travel and related expenses associated therewith, which may include business or first class airfare consistent with the Adviser’s travel policies as may be in effect from time to time), including agent, appraiser, retainer, finder, placement, adviser, consultant, custodian, subcustodian, depositary, transfer agent, disbursal, brokerage, registration, legal and other similar costs, fees and expenses, in each case, to the extent that such fees and expenses are not reimbursed by other third parties (to the extent an investment opportunity is being considered for the Company and any Other Brookfield Accounts managed by Brookfield, the Adviser’s out-of-pocket expenses related to the due diligence for such investment will be shared with such Other Brookfield Accounts pro rata based on the anticipated allocation of such investments opportunity between the Company and the Other Brookfield Accounts);

(v) costs, fees and expenses for support services (including data processing, trading, settlement, stockholder relations, administration, custody, transfer agency, accounting, audit, appraisal, capital markets, valuation, NAV calculation, escrow, banking, consulting, prime brokerage, technology, legal and tax support and other services) outsourced to third-party service providers or rendered to the Company by the Adviser or its Affiliates in compliance with Section 4(e);

(vi) appraisal and valuation costs, fees and expenses, including costs, fees and expenses of independent appraisal or valuation services or third-party vendor price quotations;

(vii) costs and expenses of reporting to regulatory authorities in any jurisdiction in which the Company, the Operating Partnership or any of their respective Subsidiaries invests, is organized, is marketed or otherwise directly or indirectly conducts business related to the Company, the Operating Partnership or their Investments (including compliance with sections 1471 through 1474 of the Code), including the SEC, the U.S. Commodities and Futures Trading Commission (“CFTC”), the U.S. National Futures Association, the U.S. Bureau of Economic Analysis, the U.S. Treasury, the U.S. Internal Revenue Service and other national, state, provincial or local regulatory authorities in any country or territory (for example, Form PF, Form CPO-PQR and Form CTA-PR in the United States and filings related to the offering of interests in the Company in particular jurisdictions to the extent applicable);

(viii) sales, leasing and brokerage fees or commissions, finder’s fees, placement fees, asset management, property management, development fees, construction fees, loan servicing fees, custodial expenses and other costs, fees and expenses incurred in connection with the Investments, including managing, operating, maintaining and improving the Company’s Real Property;

(ix) administrative service expenses, including but not limited to personnel and related employment costs incurred by the Adviser or its Affiliates in performing the administrative services described in Section 3 hereof (including, without limitation, legal, accounting, investor relations, tax, capital markets, financial operations services and other administrative services), including but not limited to the Adviser’s reasonable estimates of the allocable portion of salaries, bonuses and wages, benefits and overhead of all individuals performing such services, provided that no reimbursement shall be made for Adviser Expenses;

(x) all out-of-pocket expenses, fees, and liabilities that are incurred by the Company, the Operating Partnership or the Adviser on behalf of the Company or the Operating Partnership or that arise out of the operation and activities of the Company or the Operating Partnership, including expenses related to forming, organizing and maintaining Persons, including Joint Ventures and any Subsidiary, through or in which the Investments may be made or held;

(xi) expenses connected with the payments of dividends or distributions in cash or any other form authorized or caused to be made by the Board to or on account of holders of the securities of the Company and the Operating Partnership, including, without limitation, in connection with any distribution reinvestment plan;

(xii) the compensation and expenses of the Independent Directors and the cost of liability insurance to indemnify the Directors and the Company’s officers;

(xiii) the Company’s allocable share of costs associated with technology-related expenses, including without limitation, any computer software or hardware, electronic equipment or purchased information technology services from third-party vendors or Affiliates of the Adviser, technology service providers and related software/hardware utilized in connection with the Company’s investment and operational activities;

(xiv) the Company’s allocable share of expenses incurred by managers, officers, personnel and agents of the Adviser for travel on the Company’s behalf and other out-of-pocket expenses incurred by them in connection with the purchase, financing, refinancing, sale or other disposition of an Investment;

(xv) costs, fees and expenses relating to the structuring, incurrence and repayment of indebtedness (together with any interest and other amounts payable thereon and fees and expenses related thereto, including commitment fees, prepayment or redemption fees or premiums, accounting fees, legal fees, closing and other similar costs);

(xvi) license and registration fees;

(xvii) taxes and other governmental charges, fees, duties and penalties;

(xviii) fees and expenses associated with independent audits and outside legal costs, including compliance with applicable federal and state securities laws;

(xix) costs, expenses, fees and liabilities incurred in connection with any merger or consolidation of the Company or the Operating Partnership with, or conversion of the Company or the Operating Partnership to, a different entity;

(xx) costs, fees and expenses of winding up and liquidation;

(xxi) litigation, indemnification and other extraordinary or non-reoccurring expenses, including judgment or settlement of any proceeding against the Company or its Subsidiaries or Directors or officers of the Company in their capacity as such;

(xxii) dues, fees and charges of any trade association of which the Company is a member;

(xxiii) expenses incurred by Directors or officers of the Company or employees of the Adviser or its Affiliates in attending industry or trade conferences on behalf of the Company;

(xxiv) all insurance costs incurred in connection with the operation of the Company’s business except for the costs attributable to the insurance that the Adviser elects to carry for itself and its personnel (other than the Directors and officers of the Company in their capacities as such);

(xxv) Bloomberg fees, research and software expenses, and other expenses incurred in connection with data services providing price feeds, news feeds, securities and company information and company fundamental data, all attributable to actual or potential Investments and “S&P Index Alerts” attributable to actual or potential Investments;

(xxvi) costs, fees and expenses for other third party research, news, industry information, analytics and expert networks/research resources relating to potential investment opportunities or the Investments;

(xxvii) expenses connected with communications to and meetings of the Directors, including, without limitation, all costs of preparing, printing and hosting on data sites meeting materials, meeting space and costs of food and beverage;

(xxviii) expenses of any lobbying activities on the Company’s behalf; and

(xxix) expenses connected with communications to and meetings of the holders of the securities of the Company or the Operating Partnership or securities of any of their respective Subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the SEC, the costs of any transfer agent and registrar, expenses in connection with the listing or trading of the securities on any exchange, the fees payable to any such exchange in connection with a listing, costs of preparing, printing and mailing the Company’s annual report to the Stockholders and proxy materials with respect to any meeting of the Stockholders and any other reports or related statements.

(d) If any Other Brookfield Accounts also hold an Investment giving rise to the fees and expenses above, then such fees and expenses will be allocated pro rata to the Company and such Other Brookfield Accounts based on amounts invested or to be invested in such Investment; provided that Brookfield may, subject to the approval of the Independent Directors not otherwise interested in such transaction, allocate such fees and expenses among the Company and such Other Brookfield Accounts on any other basis if Brookfield determines in good faith that such other basis is clearly more equitable (however, Brookfield shall not be required to make any such adjustment or determination).

(e) The Adviser may, at its option, elect not to seek reimbursement for certain expenses during a given period, which determination shall not be deemed to construe a waiver of reimbursement for similar expenses in future periods.

(f) Any reimbursement payments owed by the Company to the Adviser may be offset by the Adviser against amounts due to the Company from the Adviser. Cost and expense reimbursement to the Adviser shall be subject to adjustment at the end of each calendar year in connection with the annual audit of the Company.

(g) Notwithstanding the foregoing, the Adviser shall pay for all Organization and Offering Expenses (other than Selling Commissions and Stockholder Servicing Fees) incurred prior to July 6, 2022. All Organization and Offering Expenses (other than Selling Commissions and Stockholder Servicing Fees) (i) paid by the Adviser pursuant to this Section 11(g) and (ii) incurred by the Former Adviser pursuant to the Former Advisory Agreement and reimbursable to the Adviser pursuant to the Receivables Purchase Agreement between the Adviser and the Former Adviser entered into as of the Effective Date, shall be reimbursed by the Company to the Adviser in 60 equal monthly installments commencing on July 6, 2022.

(h) The Parties agree that out-of-pocket expenses incurred by the Adviser on behalf of the REIT and the Operating Partnership prior to the Effective Date shall be subject to the reimbursement as set forth in Section 11(g).

12. OTHER SERVICES. Should the Board request that the Adviser or any director, officer or employee thereof render services for the Company or the Operating Partnership other than as set forth in Section 3, such services shall be separately compensated at such rates and in such amounts as are agreed by the Adviser and the Independent Directors, subject to the limitations contained in the Charter, and shall not be deemed to be services pursuant to the terms of this Agreement.

13. LIMITATION ON TOTAL OPERATING EXPENSES. The Total Operating Expenses of the Company for any four consecutive fiscal quarters (the “Expense Year”) shall not exceed (any such excess, the “Excess Amount”) the greater of 2.0% of Average Invested Assets or 25.0% of Net Income (the “2%/25% Guidelines”) for such four fiscal quarters unless the Independent Directors determine that such Excess Amount was justified, based on unusual and nonrecurring factors that the Independent Directors deem sufficient. If the Independent Directors do not approve such Excess Amount as being so justified, the Adviser shall reimburse the Company the amount by which the Total Operating Expenses exceeded the 2%/25% Guidelines. If the Independent Directors determine such Excess Amount was justified, then, within 60 days after the end of any fiscal quarter of the Company for which Total Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, the Adviser, at the direction of the Independent Directors, shall cause such fact to be disclosed to the Stockholders in writing (or the Company shall disclose such fact to the Stockholders in the next quarterly report of the Company or by filing a Current Report on Form 8-K with the SEC within 60 days of such quarter end), together with an explanation of the factors the Independent Directors considered in determining that such excess was justified. The Company will ensure that such determination will be reflected in the minutes of the meetings of the Board. All figures used in the foregoing computation shall be determined in accordance with GAAP applied on a consistent basis.

14. NO JOINT VENTURE. The Company and the Operating Partnership, on the one hand, and the Adviser on the other, are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

15. TERM OF AGREEMENT. This Agreement shall continue in force for a period of one year from the Effective Date, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. It is the duty of the Board to evaluate the performance of the Adviser annually before renewing the Agreement, and each such renewal shall be for a term of no more than one year.

16. TERMINATION BY THE PARTIES. This Agreement may be terminated (i) at the option of the Adviser immediately upon a Change of Control of the Company or the Operating Partnership; (ii) immediately by the Company for Cause or upon the bankruptcy of the Adviser; or (iii) by the Company upon 60 days’ written notice without Cause or penalty by a majority vote of the Independent Directors; or (iv) by the Adviser upon 60 days’ written notice to the Company. The provisions of Sections 19 through 23 survive termination of this Agreement.

17. ASSIGNMENT TO AN AFFILIATE. This Agreement may be assigned by the Adviser to an Affiliate of the Adviser with the approval of a majority of the Directors (including a majority of the Independent Directors). The Adviser may assign any rights to receive fees or other payments under this Agreement to any Person without obtaining the consent of the Board. This Agreement shall not be assigned by the Company or the Operating Partnership without the approval of the Adviser, except in the case of an assignment by the Company or the Operating Partnership to a corporation or other organization which is a successor to all of the assets, rights and obligations of the Company or the Operating Partnership, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company or the Operating Partnership, as applicable, is bound by this Agreement. This Agreement shall be binding on successors to the Company resulting from a Change of Control or sale of all or substantially all the assets of the Company or the Operating Partnership, and shall likewise be binding on any successor to the Adviser.

18. PAYMENTS TO AND DUTIES OF ADVISER UPON TERMINATION.

(a) After the Termination Date, the Adviser shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Company and the Operating Partnership within 30 days after the effective date of such termination all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Adviser prior to termination of this Agreement, subject to the 2%/25% Guidelines to the extent applicable.

(b) The Adviser shall promptly upon termination:

(i) pay over to the Company and the Operating Partnership all money collected and held for the account of the Company and the Operating Partnership pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(ii) deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(iii) deliver to the Board all assets, including all Investments, and documents of the Company and the Operating Partnership then in the custody of the Adviser (if any); and

(iv) cooperate with, and take all reasonable actions requested by, the Company and Board in making an orderly transition of the advisory function.

19. INDEMNIFICATION BY THE COMPANY AND THE OPERATING PARTNERSHIP. The Company and the Operating Partnership shall indemnify and hold harmless the Adviser and its Affiliates, including their respective officers, directors, managers, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, and to the fullest extent possible without such indemnification being inconsistent with the laws of the State of Maryland, the Charter or the provisions of Section II.G of the NASAA REIT Guidelines.

20. INDEMNIFICATION BY THE ADVISER. The Adviser shall indemnify and hold harmless the Company from contract or other liability, claims, damages, taxes or losses and related expenses including reasonable attorneys’ fees, to the extent that (i) such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and (ii) are incurred by reason of the Adviser’s bad faith, fraud, willful misconduct, gross negligence or reckless disregard of its duties under this Agreement; provided, however, that the Adviser shall not be held responsible for any action of the Board in following or declining to follow any advice or recommendation given by the Adviser.

21. NON-SOLICITATION. For two years following the Termination Date, the Company shall not, without the consent of the Adviser, employ or otherwise retain any employee of the Adviser or any of its Affiliates or any person who has been employed by the Adviser or any of its Affiliates at any time within the two-year period immediately preceding the date on which such person commences employment with or is otherwise retained by the Company. The Company acknowledges and agrees that, in addition to any damages, the Adviser may be entitled to equitable relief for any violation of this Section 21 by the Company, including, without limitation, injunctive relief.

22. MISCELLANEOUS.

(a) Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Charter, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand, by courier or overnight carrier, by registered or certified mail or by electronic mail using the contact information set forth herein:

The Company and the Operating Partnership:	Brookfield Real Estate Income Trust Inc. c/o Brookfield Place New York 250 Vesey Street, 15th Floor New York, NY 10281 Attention: Secretary Email: realestatenotices@brookfield.com

with required copies (which shall not constitute notice) to:	Alston & Bird LLP 1201 West Peachtree Street Atlanta, Georgia 30309 Attention: Rosemarie A. Thurston Email: rosemarie.thurston@alston.com

The Adviser:	Brookfield REIT Adviser LLC c/o Brookfield Place New York 250 Vesey Street, 15th Floor New York, NY 10281 Attention: General Counsel Email: realestatenotices@brookfield.com

with required copies (which shall not constitute notice) to:	Brookfield Asset Management Inc. c/o Brookfield Place New York 250 Vesey Street, 15th Floor New York, NY 10281 Attention: General Counsel Email: justin.beber@brookfield.com

Any party may at any time give notice in writing to the other parties of a change in its address for the purposes of this Section 22(a).

(b) Modification. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or assignees.

(c) Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

(d) Applicable Law; Exclusive Jurisdiction; Jury Trial. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York. The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in Borough of Manhattan, New York for purposes of any suit, action or other proceeding arising from this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts. Each of the parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(e) Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

(f) Indulgences, Not Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

(g) Gender; Number. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

(h) Headings. The titles and headings of Sections and Subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

(i) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

23. INVESTMENT BY ADVISER OR ITS AFFILIATES. On or prior to the Effective Date, the Adviser or one of its Affiliates shall have contributed $200,000 in cash or property (the “Adviser Investment”) to the Company in exchange for Class I Common Shares or Class E Common Shares. The Adviser or its Affiliates may not sell any of the Shares purchased with the Adviser Investment while the Adviser acts in an advisory capacity to the Company; provided that the Shares purchased with the Adviser Investment shall be transferrable to other Affiliates of the Adviser. The restrictions included above shall not apply to any Shares acquired by the Adviser or its Affiliates other than the Shares acquired through the Adviser Investment. Neither the Adviser nor its Affiliates shall vote any Shares they now own, or hereafter acquire, or consent that such Shares be voted, on matters submitted to the Stockholders regarding (i) the removal of Brookfield REIT Adviser LLC as the Adviser; (ii) the removal of any member of the Board; or (iii) any transaction by and between the Company and the Adviser, a member of the Board or any of their Affiliates.

[Signatures on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Advisory Agreement as of the date and year first above written.

Brookfield Real Estate Income Trust Inc.

By:	/s/ Michelle L. Campbell
Name: Michelle L. Campbell
Title: Secretary

Brookfield REIT Operating Partnership L.P.

By:	Brookfield REIT OP GP LLC, its general partner

By:	Brookfield Real Estate Income Trust Inc., its sole member

By:	/s/ Michelle L. Campbell
Name: Michelle L. Campbell
Title: Secretary

Brookfield REIT Adviser LLC

By:	/s/ Melissa Lang
Name: Melissa Lang
Title: Senior Vice President and Secretary

Signature Page for Advisory Agreement